UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022 (May 11, 2022)

SS&C TECHNOLOGIES HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of SS&C Technologies Holdings, Inc. (the “Company”) held on May 11, 2022, the Company’s stockholders voted on the following proposals and director nomination:

1.
The following nominees were elected to the Company’s Board of Directors (the “Board”) as Class III directors, to serve a term expiring at the 2025 annual meeting of stockholders and until their successors have been duly elected and qualified. The votes cast with respect to the election of the nominees were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Smita Conjeevaram	227,092,443	5,518,984	5,613,218
Michael E. Daniels	179,591,913	53,019,514	5,613,218
William C. Stone	223,435,841	9,175,586	5,613,218

2.
A non-binding, advisory vote on the compensation of the Company’s named executive officers was not approved. The votes cast with respect to this matter are as follows:

For	Against	Abstained	Broker Non-Votes
111,728,637	120,602,182	280,608	5,613,218

3.
The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022. The votes cast with respect to this proposal are as follows:

For	Against	Abstained
230,994,641	7,038,390	191,614

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: May 12, 2022	By:	/s/ Jason White
Jason White
Senior Vice President, General Counsel and Secretary